CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

QMI Seismic Inc.

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated March 25, 2010 relating to the financial statements of QMI Seismic Inc., which is contained in Registration Statement on Form 20-F.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Signed “ACAL GROUP”

Chartered Accountants

Vancouver, British Columbia

February 18, 2011